Exhibit 10.2
SOFTWARE DEVELOPMENT AND CONSULTING AGREEMENT
BETWEEN REMINDERBOX, INC. AND ERIC WOODS OF DATAMETHODOLOGY, LLC

 REMINDERBOX. (Client) wishes to obtain, and Eric Woods of DataMethodology, LLC (Consultant) wishes to provide, software development and consulting services according to the following terms:

1.           Consulting Services.

As requested by Client and agreed to by Eric Woods, from time to time, whether in writing, by purchase order, or verbally, Eric Woods shall provide consulting and software development services on a time and expenses basis according to the terms of this agreement.

The primary purpose of this engagement is to continue the computer programming development of a mobile marketing software application and SMS Gateway.

The total solution being developed includes, 1) a suite of .NET software applications that will enable the company’s clients to manage mobile marketing campaigns, 2) a complete backend system framework of databases and application servers that process SMS transactions to and from SMS aggregators.

2.           Changes in Plans.

Once Eric Woods agrees to commence a project for Client, Eric Woods will plan its activities and staffing according to the hours required for the project.  Consequently, if Client wishes to reduce the hours required for a project after the project has been assigned, Client must elect that the reduction will not take effect for at least 30 days from the date of notice to Eric Woods.

3.           Compensation.

(a)           For the period beginning January 1, 2007, and continuing until either party has terminated this agreement in writing, Client will pay Consultant $10,000 monthly.

(b)           At the end of each month, Client may request additional payments for the following month based on estimated work efforts required to meet time-sensitive deliverables.

(d)           Client will potentially make continued commitments for further work and additional compensation if additional resources are required.

(e)           Client will reimburse Eric Woods for reasonable expenses.

4.           Payment.

(a)           Within 10 days after services are provided, Client shall pay Eric Woods for invoiced services rendered and reasonable expenses incurred on behalf of Client.

5.           Warranties and Limitations.

(a)           Client warrants that Eric Woods will have the appropriate right, title, and interest to the software development tools used, and the work product will not infringe any rights of third parties due to such software.

(b)           Eric Woods does not warrant that its designs or programming will be error free; however, Eric Woods will use reasonable efforts to attempt to correct any reported design or programming errors as a service to be provided under this agreement.  Eric Woods shall have no liability for design decisions made wholly or in part by Client or any other consultant for Client.

(c)           THERE ARE NO OTHER WARRANTIES, EXPRESSED OR IMPLIED, AND NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.  ANY LIABILITY BY ERIC WOODS TO CLIENT SHALL BE LIMITED TO AMOUNTS RECEIVED FROM CLIENT.  ERIC WOODS SHALL NOT BE LIABLE FOR ANY CLAIM OR DEMAND, EITHER DIRECTLY OR AS A RESULT OF A THIRD PARTY CLAIM AGAINST CLIENT, FOR LOST PROFITS, OR FOR INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES.

6.           Transfer of Ownership.

(a)           If, in the course of providing services under this agreement, Eric Woods creates any enhancements or modifications to development software or software tools, provided by Eric Woods or any other vendor, all rights to such enhancements or modifications shall be retained by Eric Woods, and Client shall receive a non-exclusive license to use such enhancements and/or modifications under the terms of the appropriate standard end-user license agreement provided by Eric Woods or the other developer.

(b)           Other than software covered by the terms of paragraphs 6(a) above, Eric Woods hereby assigns to Client the copyrights to any code, application, module, or design developed for Client under this agreement.

(c)           Eric Woods hereby additionally grants to Client ownership of all product's source code.

(d)           To secure payment of all amounts owed by Client to Eric Woods or any affiliated corporation under common control, Eric Woods shall retain title or a security interest in such copyrights until the secured amount is paid.  If such amount is not paid, Eric Woods may obtain an injunction against the use or distribution of such software.

7.           Confidential Information.

Eric Woods agrees to use the same care which it takes for its own confidential (or proprietary) information and that it will not, directly or indirectly, disclose to or make available for use by anyone other than Client during the term of this agreement and for two years following its termination, any information marked confidential or identified to Eric Woods personnel as confidential, unless the (i) same shall have first become generally known and published through no fault of Eric Woods, (ii) shall have been learned by Eric Woods from a third party entitled to disclose it, (iii) shall have been already known to Eric Woods, or (iv) shall have been developed by or for Eric Woods, independent of activities under this agreement.

8.           Legal Relationship.

Except to the extent specifically required under the terms of this agreement, Eric Woods shall not be deemed an agent or servant of Client and may not represent itself as having any authority to act on behalf of Client without Client's prior written consent. This agreement shall not be interpreted as establishing anything other than a consultant relationship and no partnership, employer/employee, joint venture, agency, or other arrangement shall be inferred.

9.           Notices.

All notices under this agreement shall be deemed to have been given as of the date of personal delivery or five days after the date of deposit in the United States mail, addressed as stated above, or to any other address that shall have been communicated to the other party in writing under this paragraph.

10.         Interpretation.

Whenever possible, each provision of this agreement shall be interpreted in such a manner as to be valid and effective under applicable law.  If any provision is invalid, the remaining provisions shall remain enforceable.

11.         Entire Agreement; Waiver.

This agreement contains the entire understanding of the parties with respect to its subject matter.  All prior commitments and understandings are merged herein.  All other documents, whether signed or unsigned, including purchase orders, shall not be given any effect which is inconsistent with this contract unless this provision is specifically referred to and waived by Eric Woods in writing.

12.         Controlling Law and Arbitration.

This agreement shall be interpreted and enforced in accordance with the laws of the State of Arkansas.  The parties agree that no action by one party against the other may be brought in any court, in any jurisdiction, except according to the terms of this paragraph.  All disputes between the parties shall be submitted for arbitration before one arbitrator selected, according to and applying the rules of the American Arbitration Association.  The parties agree to venue and jurisdiction in Pulaski County, Arkansas.  No termination or expiration of this agreement shall affect the right to arbitrate disputes.

13.         Force Majeure.

Neither party will be liable to the other by reason of any failure in performance of this Agreement if the failure arises out of the unavailability of communications facilities or energy sources, acts of God, acts of the other party, acts of governmental authority, fires, strikes, delays in transportation, riots or war, or any causes beyond the reasonable control of that party.

14.         Indemnification.

(a)          Client agrees to indemnify, hold harmless, and defend Eric Woods from any claims, including attorneys' fees, that arise from the use or distribution of any application developed for Client under this agreement, including any claim that said application infringes third party rights.

(b)          Eric Woods will defend, indemnify and hold Client harmless from costs of any final settlement costs awarded by a court of competent jurisdiction and damages that Client incurs arising out of an action alleging that Eric Woods' use of development software or tools (including any enhancements or modifications thereto) constitute an infringement of any United States patent, copyright, trade secret, trademark or other intellectual property right of a third party.

Eric Woods		REMINDERBOX.

By:	/s/ Eric Woods	By:	/s/ Tim Miller

		Title:	President

Date:	Jan 1, 2007	Date:	Jan 1, 2007